YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. 2024

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OAK WOODS ACQUISITION CORPORATION

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on Xxxxxx XX, 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend:
https://www.cstproxy.com/[X]/2024

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

OAK WOODS ACQUISITION CORPORATION

EXTRAORDINARY GENERAL MEETING XXXXX XX, 2024
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Xxxxxx Xxxxx and Xxxxxx Xxxxx, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the ordinary shares of common stock of Oak Woods Acquisition Corporation held of record by the undersigned at the close of business on Xxxx xx, 2024 at the Extraordinary General Meeting of Stockholders of Oak Woods Acquisition Corporation to be held virtually at: **https://www.cstproxy.com/[X]/2024** on Xxxx xx, 2024, at XX:00 a.m. or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued, and to be marked, dated and signed, on the other side)

2024

Important Notice Regarding the Internet Availability of Proxy Materials for the Extraordinary General Meeting of Stockholders

The Proxy Statement and the Annual Report to Stockholders are available at: https://www.cstproxy.com/xxxxxxxx/2024

PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

Please mark your votes like this X

- To approve, as an Ordinary Resolution, the Merger Agreement and Plan of Reorganization, dated as of August 11, 2023 by and among OAKU, Huajin, Shareholders' Representative and Merger Sub entered into by OAKU, Huajin, Merger Sub, and the Shareholders' Representative (as amended from time to time), and the transactions contemplated thereby, and to authorize the directors and officers of the Company to undertake all such matters and do all such things as may be required to give effect to the Business Combination. This proposal is referred to as the "Business Combination Proposal" or "Proposal No. 1."

  FOR ☐ AGAINST ☐ ABSTAIN ☐

- To approve as a Special Resolution, that upon completion of the Business Combination (i) the name of the Company be changed to "Huajin Health Group Company Limited" from "Oak Woods Acquisition Corporation"; (ii) clause 1 of the current memorandum of association of the Company be deleted in its entirety and replaced with the following new clause 1 "The name of the Company is Huajin Health Group Company Limited"; (iii) the reclassification and redesignation of all of the currently authorized and issued and outstanding Class B Ordinary Shares into Class A Ordinary Shares on a one-for-one basis, such that following such reclassification and redesignation the authorized share capital of the Company of US$55,500 divided into 500,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, 50,000,000 Class B Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each be reclassified and redesignated into US$55,500 divided into 550,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each, of which [7,530,625] Class A Ordinary Shares and 0 preference shares shall be issued and outstanding (the "**Class B to Class A Re-classification**"); (iv) contemporaneously with the Class B to Class A Re-classification, the reclassification and redesignation of all of the authorized and issued and outstanding Class A Ordinary Shares into ordinary shares of the Company on a one-for-one basis, such that following such reclassification and redesignation the authorized share capital of the Company of US$55,500 divided into 550,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each be reclassified and redesignated into US$55,500 divided into 550,000,000 ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each, of which 33,995,627 ordinary shares and 0 preference shares shall be issued and outstanding; (v) clause 5 of the current memorandum of association of the Company be deleted in its entirety and replaced with the following new clause 5 "The share capital of the Company is US$55,500 divided into 550,000,000 ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each"; (vi) the Amended and Restated Memorandum and Articles of Association, substantially in the form attached to the accompanying proxy statement as Annex C, reflecting the foregoing resolutions and removing or amending those provisions which terminate or otherwise cease to be applicable following the consummation of the Business Combination be adopted in substitution for and to the exclusion of, the existing memorandum and articles of association of the Company; and (vii) the registered office provider and company secretary be authorized to undertake all such matters, including making all such filings with the Registrar of Companies in the Cayman Islands, as may be required to give effect to this resolution. This proposal is referred to as the "Charter Amendment Proposal" or "Proposal No. 2."

  FOR ☐ AGAINST ☐ ABSTAIN ☐

- To approve, as an ordinary resolution, the issuance of Class A Ordinary Shares constituting more than 20% of the issued and outstanding Class A Ordinary Shares of OAKU pursuant to the terms of the Merger Agreement (including shares issued to former security holders of Huajin and shares issued to the advisor of Business Combination, AsianLegend) and any private placement in connection with the Backstop Commitment, as required by Listing Rules 5635(a), (b), and (d) of the Nasdaq Capital Market. This proposal is referred to as the "Nasdaq 20% Proposal" or "Proposal No. 3."

  FOR ☐ AGAINST ☐ ABSTAIN ☐

- To approve, as a resolution of the holders of the Class B Ordinary Shares, the election of each of Xuehong Li, Lixin Zheng, Lauren Simmons, Mitchell Cariaga and Yadan Bai to serve as directors on the Company's board of directors (the "Board") effective from the completion of the Business Combination until the next annual meeting of shareholders or until their successors are elected and qualified. This proposal is referred to as the "Director Election Proposal" or "Proposal No. 4."

	FOR	AGAINST	ABSTAIN
Xuehong Li	☐	☐	☐
Lixin Zheng	☐	☐	☐
Lauren Simmons	☐	☐	☐
Mitchell Cariaga	☐	☐	☐
Yadan Bai	☐	☐	☐

- To approve, as an ordinary resolution, the adjournment of the extraordinary general meeting, if necessary or advisable, in the event OAKU does not receive the requisite shareholder vote to approve one or more proposals presented to shareholders for vote. This proposal is called the "Adjournment Proposal" or "Proposal No. 5."

  FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

☐

Signature__________ Signature, if held jointly__________ Date________, 2024

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.